UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2008, the Registrant received an executed amendment number 3 (“Amendment 3”) to its Department of Community Health Contract #0654 (the “Georgia Contract”), between the Georgia Department of Community Health (“DCH”) and WellCare of Georgia, Inc., a wholly-owned subsidiary of the Registrant (“WellCare GA”), pursuant to which WellCare GA administers Medicaid services in the State of Georgia.  Amendment 3 revises the Georgia Contract by, among other things:

(1)	Updating the criteria governing eligibility for enrollment in the plans offered by WellCare GA under the Georgia Contract;

(2)
Formalizing the annual review by DCH of WellCare GA and its plans, generally using the same review criteria that WellCare GA was subject to upon initially becoming a care management organization in the State of Georgia, as well as formalizing the ongoing review by DCH of various materials, including, among others, WellCare GA’s member handbook, provider manual and certain of its policies and procedures;

(3)	Revising and updating certain reporting and notification requirements for WellCare GA;

(4)
Consistent with current Georgia Medicaid policy, requiring that federally qualified health centers and rural health clinics in WellCare GA’s network be paid rates that are not less than those provided by the Medicare Prospective Payment System (as defined in the Georgia Contract);

(5)
Consistent with current Georgia Medicaid policy, imposing additional requirements related to the provider complaint system maintained by WellCare GA pursuant to the Georgia contract, including a higher interest rate payable by WellCare GA on claims incorrectly denied or underpaid;

(6)	Revising the timeframe within which providers must submit claim disputes or appeals to WellCare GA;

(7)	Imposing additional requirements related to the transition of members who switch managed care plans;

(8)	Imposing new subcontractor contracting requirements and restrictions such as additional oversight requirements and a prohibition on exclusive provider agreements;

(9)	Adding specific requirements regarding the inclusion of dentists in the WellCare GA network and the terms on which they may participate; and

(10)	Imposing new timeframes related to provider credentialing and revising related provisions.

The effective date of Amendment 3 to the Georgia Contract is July 1, 2008.  A copy of Amendment 3 is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Also on October 24, 2008, the Registrant received an executed amendment number 4 (“Amendment 4”) and an executed amendment number 5 (“Amendment 5”) to the Georgia Contract.  Pursuant to the Georgia Contract, the Registrant is required to maintain an irrevocable letter of credit and a payment bond on the terms, and in the amounts, set forth in the Georgia Contract.  Amendment 4 modifies the Georgia Contract to, among other things, change the amounts required for, and the circumstances under which the DCH may redeem, the Registrant’s irrevocable letter of credit and the payment bond.  Amendment 5 increases the capitation payment rates payable to WellCare GA for the State of Georgia’s Fiscal Year 2009. The effective dates of Amendments 4 and 5 are August 26, 2008 and September 15, 2008, respectively.  Copies of Amendments 4 and 5 are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described amendments.  The above description is qualified in its entirety by reference to the amendments attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the U.S. Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01                      Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shelf Company Transaction.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Amendment number 3 to the Department of Community Health Contract #0654, between the Georgia Department of Community Health and WellCare of Georgia, Inc.
10.2	Amendment number 4 to the Department of Community Health Contract #0654, between the Georgia Department of Community Health and WellCare of Georgia, Inc.
10.3	Amendment number 5 to the Department of Community Health Contract #0654, between the Georgia Department of Community Health and WellCare of Georgia, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
October 30, 2008	/s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment number 3 to the Department of Community Health Contract #0654, between the Georgia Department of Community Health and WellCare of Georgia, Inc.
10.2	Amendment number 4 to the Department of Community Health Contract #0654, between the Georgia Department of Community Health and WellCare of Georgia, Inc.
10.3	Amendment number 5 to the Department of Community Health Contract #0654, between the Georgia Department of Community Health and WellCare of Georgia, Inc